SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 27, 1998


                        THE CARBIDE/GRAPHITE GROUP, INC.


        Delaware                    0-20490                     25-1575609
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                           Identification Code)


                         One Gateway Center, 19th Floor
                                 Pittsburgh, PA
                                      15222
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 562-3700





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Item 1 through Item 4:  Not applicable.

Item 5 -- Other Events:


Legal Proceedings Update
------------------------

     On July 27, 1998, the Company announced the following information with respect to expected results for its fiscal fourth quarter ending July 31, 1998:

     Pittsburgh,  PA - July 27, 1998 - The Carbide/Graphite  Group, Inc. (NASDAQ
NNM: CGGI) today announced that due primarily to lower than expected needle coke sales, earnings will be approximately $0.50 to $0.55 per share in the fiscal 1998 fourth quarter ending July 31, 1998.

     Walter B. Fowler, Chairman and Chief Executive Officer, commented, "We are a global supplier of needle coke and the current weakness in demand for electric arc furnace steel in Asia has translated into reduced demand for graphite electrodes and needle coke. Although we expect to replace much of the needle coke sales volume in the long term, the current weakness in demand for needle coke is expected to persist for the next several quarters and is expected to have a negative impact on our financial results." The Carbide/Graphite Group, Inc. is a leading manufacturer of industrial graphite and calcium carbide products with manufacturing facilities in St. Marys, Pennsylvania; Niagara Falls, New York; Louisville and Calvert City, Kentucky; and Seadrift, Texas.

     Note: This report may contain forward-looking statements that are based on current expectations, estimates and projections about the industries in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and are subject to the safe harbor created thereby. These statements are based on a number of assumptions that could ultimately prove inaccurate and, therefore, there can be no assurance that such statements will prove to be accurate. Factors that could affect actual future results include the occurrence of unanticipated events or circumstances relating to investigations by the Department of Justice, the antitrust enforcement authorities of the European Union or related civil lawsuits as well as the assertion of other claims relating to such investigations or lawsuits or the subject matter thereof and the adequacy of the Company's previously announced charge with respect to such matters. Such factors also include the possibility that increased demand or prices for the Company's products may not occur or continue, changing economic and competitive conditions (including currency exchange rate fluctuations), technological risks and other risks, costs and delays associated with the start-up and operation of major capital projects (including the Company's modernization program), changing governmental regulations (including environmental rules and regulations) and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
                                       ###


Item 6 through Item 9:  Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the following hereunto duly authorized.

                                         The Carbide/Graphite Group, Inc.

                                              /s/  Walter B. Fowler
                                    -------------------------------------------
                                    Walter B. Fowler - Chief Executive Officer

Dated:  July 29, 1998



















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